Exhibit 10.2
GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this “Guaranty”) is made and entered into effective as of March 12, 2009, by FIRST TRINITY FINANCIAL CORPORATION, an Oklahoma corporation (“FTFC” and the Person required by the Credit Agreement to execute a Guaranty Agreement, the “Guarantor”, for the benefit of FIRST NATIONAL BANK OF MUSKOGEE, as the Lender signatory party to the Credit Agreement described below (“Lender”).
RECITALS
A. FIRST TRINITY CAPITAL CORPORATION, an Oklahoma corporation (the “Borrower”) and the Lender are parties to that certain Senior Secured Revolving Credit Loan Agreement dated effective as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, collectively the “Credit Agreement”), pursuant to which the Lender has agreed to severally establish in favor of the Borrower (i) Revolver Commitment(the “Credit Facility”).
B. The Guarantor FTFC as the parent of the Borrower, will receive substantial, sufficient and valuable consideration and economic benefit from the extension of credit by the Lender to the Borrower and it is in the Guarantors valid and lawful business and corporate or other legal entity purpose to execute and deliver this Guaranty to the Lender.
C. It is a condition precedent to the obligations of the Lender under the Credit Agreement that this Guaranty be executed by the Guarantor and delivered to the Lender.
NOW, THEREFORE, in consideration of the credit to be extended pursuant to the Credit Agreement, and as a material inducement therefor, and for other good and valuable consideration, the Guarantor hereby covenants and agrees with the Lender as follows:
1. DEFINITIONS. Capitalized terms used herein (including capitalized terms used in the recitals hereto) and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.
2. GUARANTY OF PAYMENT. The Guarantor hereby guarantees to the Lender, jointly and severally, absolutely, unconditionally and irrevocably, the prompt performance and payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) of the Indebtedness, including all advances made under the Credit Facilities, all Obligations and all other direct, indirect, primary or secondary liabilities and obligations now or hereafter owing by the Borrower to the Lender under the Credit Agreement, the Notes and the other Loan Documents and Collateral Documents, including, without limitation, principal, interest, commitment fees, agency fees, non-usage fees, letter of credit issuance and other related letter of credit fees, Transaction Fees, reasonable attorney’s fees, filing, recording and other perfection costs, out-of-pocket expenses, court costs and collection expenses and costs (all of the foregoing being hereinafter collectively referred to as the “Guaranteed Obligations”); provided, however, that Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

3. PRIMARY AND DIRECT OBLIGATIONS. Guarantor agrees that such Guarantors liability under this Guaranty shall be joint and several and primary and direct, and that the Lender shall not be required, before enforcing this Guaranty against such Guarantor: (a) to pursue any right or remedy it may have against the Borrower or other Person liable for any portion of the Guaranteed Obligations (hereinafter referred to as a “Co-Obligor”), whether under the Credit Agreement or otherwise; (b) to commence any action or obtain any judgment against the Borrower, Guarantor or any Co-Obligor; or (c) to foreclose or realize any security interest in, or otherwise to exercise rights and remedies against, any property of the Borrower, any Guarantor or any other Person in which the Lender holds a security interest.
4. CONTINUING GUARANTY. This Guaranty is an absolute, unconditional and continuing joint and several guaranty of payment and performance of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until the Guaranteed Obligations have been paid and performed in full. No notice of the Guaranteed Obligations to which this Guaranty may apply, or of any renewal or extension thereof, need be given to any Guarantor, and none of the foregoing acts shall release any Guarantor from liability hereunder. Each Guarantor hereby expressly waives (a) demand of payment or performance, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Guaranteed Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Guaranteed Obligations now or hereafter provided for by any statute, law, rule or regulation; and (d) any right such Guarantor may have, whether under Title 12, Okla. Stat. §686 or otherwise, to set-off of any other collateral or security given to secure the Guaranteed Obligations, against the Guaranteed Obligations. No Guarantor shall be exonerated with respect to liability under this Guaranty by any act or thing except payment of the Guaranteed Obligations.
5. OTHER TRANSACTIONS. The Lender is expressly authorized to (a) exchange, surrender or release, with or without consideration, any and all collateral or security which may at any time be placed with it by the Borrower or by any other Person, or to forward or deliver any or all such collateral or security directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner without notice to any Guarantor; and (b) amend, modify, extend or supplement the Credit Agreement or other agreement with respect to the Guaranteed Obligations in accordance with the terms thereof, waive compliance by the Borrower with the respective terms thereof and settle or compromise any of the Guaranteed Obligations without notice to Guarantor and without in any manner affecting the absolute liability of the Guarantor hereunder.
6. NO IMPAIRMENTS. The liability of the Guarantor hereunder shall not be affected or impaired by: (a) any delay, failure, neglect or omission on the part of the Lender to collect the Guaranteed Obligations from the Borrower or any Co-Obligor, or to realize upon any collateral or security for any or all of the Guaranteed Obligations; (b) the taking by the Lender (or the failure to take) of any other guaranty to secure the Guaranteed Obligations; (c) the taking by the Lender of (or the failure to take or the failure to perfect its security in) collateral or security of any kind; or (d) the granting by the Lender of any release of or extension of time to the Borrower or any Co-Obligor.

7. SUBORDINATION AND ASSIGNMENT. Upon the occurrence and during the continuation of any Event of Default, Guarantor hereby subordinates in favor of the Lender any claims of Guarantor against the Borrower or in or to any property of the Borrower, to the extent that any such claims arise hereafter by reason of payments made by Guarantor upon any item or items of the Guaranteed Obligations, and Guarantor hereby assigns to the Lender any such claim hereafter arising and authorizes the Lender to apply any payments thereon upon such item or items of the Guaranteed Obligations as the Lender may determine. Upon the termination of this Guaranty as herein provided, the Lender agrees to reassign to Guarantor any claim which is assigned pursuant to this Section 7.
8. APPLICATION OF PAYMENTS. Any and all payments upon the Guaranteed Obligations made by the Borrower, Guarantor or any Co-Obligor, and/or the proceeds of any or all collateral or security for any of the Guaranteed Obligations, may be applied by the Lender on such items of the Guaranteed Obligations as the Lender may reasonably elect. Any payment made by Guarantor under this Guaranty shall be effective to reduce or discharge the liability of Guarantor hereunder only if accompanied by an advice received by the Lender advising the Lender that such payment is made under this Guaranty for such purpose.
9. APPLICATION OF SET OFFS. To the extent Guarantor is ultimately determined to be entitled to any statutory set off against liability hereunder, notwithstanding the foregoing contractual waivers and releases herein fully and voluntarily provided to the Lender, the fair market value or net sale proceeds of any collateral now or hereafter held by the Lender as security for the Guaranteed Obligations, the liability of such Guarantor will be computed by first applying such set off to that portion of the Guaranteed Obligations for which the Guarantor is not liable, if any, and by then applying the balance of such set off, if any, to that portion of the Guaranteed Obligations absolutely and unconditionally guaranteed hereby.
10. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to the Lender that:
10.1. Benefit. Guarantor has a substantial economic interest in the Borrower and/or expects to derive benefits from transactions resulting in the creation of the Guaranteed Obligations hereby. The Lender may rely conclusively on a continuing warranty hereby made, that Guarantor continues to be benefited by the Lender’ extension of credit to the Borrower, and the Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Lender without regard to the receipt, nature or value of any such benefits.
10.2. Receipt of Credit Agreement. Guarantor has received a full and complete executed copy of the Credit Agreement.

11. EVENTS OF DEFAULT. The occurrence or existence of any of Event of Default under the Credit Agreement, unless waived in writing by the Lender, shall constitute an “Event of Default” under this Guaranty.
12. RECOVERY OF PAYMENT. If any payment received by the Lender from the Borrower and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Co-Borrower or other Co-Obligor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable against the Guarantor as to such Guaranteed Obligations as fully as if such application had never been made.
13. DISCHARGE. Until each and every one of the Guaranteed Obligations are paid and performed in full, the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or Guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of the Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, nor shall any modification of any of the obligations of the Borrower or the release of any security therefor by operation of law or by the action of any third party affect in any way the obligations of the Guarantor hereunder, and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them, it being the purpose and intent of the parties hereto that the Guaranteed Obligations of the Borrower constitute the direct and primary, joint and several, obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantors hereunder be absolute, unconditional and irrevocable.
14. TERMINATION. Upon the occurrence of the expiration or termination of the Commitments and the payment in full of Obligations and the repayment of all fees due and payable under the Credit Agreement, this Guaranty and all obligations of Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party.
15. REMEDIES. All remedies afforded to the Lender by reason of this Guaranty are separate and cumulative remedies, and it is agreed that not one of such remedies, whether or not exercised by the Lender, shall be deemed to be in exclusion of any of the other remedies available to the Lender and shall in no way limit or prejudice any other legal or equitable remedy which the Lender may have hereunder and with respect to the Guaranteed Obligations. The Guarantors agree that included within the equitable remedies available to the Lender hereunder is the right of the Lender to elect to have any and all of the obligations and agreements of the Guarantor hereunder specifically performed.

16. JUDICIAL ACTIONS. Guarantor hereby waives any and all right to cause a marshaling of the assets of the Borrower or any other action by any court or other governmental body with respect thereto, or to cause the Lender to proceed against any security for the Guaranteed Obligations or any other recourse which the Lender may have with respect thereto or to set off the value of any such security, and further waives any and all requirements that the Lender institute any action or proceeding at law or in equity against the Borrower, or any other Guarantor, or any Co-Obligor with respect to the Credit Agreement or the Notes, or any collateral or security therefor, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Guarantor upon this Guaranty. Guarantor further waives any requirement that the Lender seek performance by the Borrower, or any Co-Obligor of any obligation under the Credit Agreement or the Notes or any collateral or security therefor as a condition precedent to making a demand on, or bringing any action or obtaining and/or enforcing a judgment against, such Guarantor upon this Guaranty, it being agreed that upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement) and acceleration of the Guaranteed Obligations, the obligations of Guarantor hereunder shall without further act mature immediately and automatically, without further notice or demand or any other action by the Lender.
17. BANKRUPTCY OF THE BORROWER. Guarantor expressly agrees that the liability and obligations of such Guarantor under this Guaranty shall not in any way be affected by the institution by or against any Co-Borrower, or any Co-Obligor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors, and that any discharge of any of the Guaranteed Obligations pursuant to any such bankruptcy or similar law or other law shall not discharge or otherwise affect in any way the obligations of any Guarantor under this Guaranty, and that upon the institution of any of the above actions, at the sole discretion of the Lender, such obligations shall be enforceable against the Guarantor.
18. SEVERABILITY. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstances, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.
19. GENERAL.
19.1. Collection Costs. Guarantor agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender arising out of or in connection with the enforcement of the Guaranteed Obligations or arising out of or in connection with any failure of such Guarantor to fully and timely perform its obligations hereunder to the fullest extent the Borrower would be required to do so under the Credit Agreement.
19.2. No Waiver. No delay on the part of the Lender in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

19.3. Obligations Absolute. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of Guarantor.
19.4. Notices. Any notice, demand, request or consent required or authorized hereunder shall be served in Person, delivered by U.S. mail, or sent by telecopier, addressed as follows:

If to Guarantor:	First Trinity Financial Corporation
7633 East 63rd Street, Suite 74133
Tulsa, Oklahoma 74133
Facsimile: 918.249.2478
Attn: Greg Zahn, President and Chief Executive Officer
E-Mail: gzahn@firsttrinityfinancial.com

If to the Lender:	FIRST NATIONAL BANK OF MUSKOGEE 510 N. Main Muskogee, Oklahoma 74401 Attn: David Wood, President Facsimile: (918) 681-7126 E-Mail: dwood@fnbmuskogee.com or at such other address as either party hereto shall designate for such purpose in a written notice to the other. Notices served in person shall be effective and deemed given when delivered; notices sent by telecopier shall be effective and deemed given when transmitted, as evidenced by the sender’s confirmation thereof; and notices sent by mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid.
19.5. Governing Law. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OKLAHOMA.
19.6. Jurisdiction and Venue. All actions or proceedings with respect to this Guaranty may be instituted in any state or federal court sitting in Muskogee County, Oklahoma, and by execution and delivery of this Guaranty, Guarantor irrevocably and unconditionally (i) submits to the nonexclusive jurisdiction (both subject matter and Person) of each such court, and (ii) waives (a) any objection that Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

19.7. Waiver of Jury Trial. The Guarantor and the Lender (by its acceptance hereof) hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among the Borrower, Guarantor and the Lender arising out of or in any way related to this Guaranty. This Subsection is a material inducement to the Lender to provide the financing described herein or in the other Loan Documents.
19.8. Section Headings. Section headings herein are for convenience only and shall not be deemed part of this Guaranty.
19.9. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.
19.10. Time of the Essence. Guarantor acknowledges that time is of the essence with respect to its obligations under this Guaranty.
19.11. Additional Guarantor. Upon the execution and delivery by any other Person of a Guaranty Joinder Agreement, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written by the undersigned duly authorized and empowered officer or manager, as applicable.

FIRST TRINITY FINANCIAL CORPORATION
By:	/s/ Gregg Zahn
Greg Zahn, President and Chief Executive Officer

FIRST TRINITY FINANCIAL CORPORATION
By:	/s/ William Lay
W. Sherman Lay, Chief Financial Officer

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